UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2013

INNSUITES HOSPITALITY TRUST

(Exact Name of Registrant as Specified in Charter)

Ohio	001-07062	34-6647590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

InnSuites Hotels Centre, 1625 E. Northern Avenue, Suite 105, Phoenix, Arizona	85020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code    (602) 944-1500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2013, InnSuites Hospitality Trust (the “Trust”) announced that Mr. Adam B. Remis, MSIM, CPA, CISA has been appointed as Chief Financial Officer of the Trust, effective immediately.

Mr. Remis, age 45, has almost 20 years of combined accounting, audit, tax and technology consulting experience. His clients have included Palm, Pioneer North America, Meritage Homes, Mesa Airlines, Choice Hotels and InnSuites. From September 2008 to March 2013, Mr. Remis served as Senior Manager at Khalsa McBrearty Accountancy, LP, where he managed financial audit and tax compliance engagements. From April 2006 to September 2008, he served as Director of Technology – Internal Audit at American Express, leading a team of auditors to review information systems and technology infrastructure controls, and from 2002 to April 2006, Mr. Remis was Engagement Manager at Jefferson Wells, where he managed Sarbanes-Oxley engagements. Prior to that, he was at Deloitte & Touche. Mr. Remis has a Master of Science in Information Management from Arizona State University and a Bachelor of Science degree in Quantitative Economic Decision Sciences from the University of California, San Diego. In February 1997, Mr. Remis became a CPA and was admitted to practice in the State of Arizona. He also holds a Certified Information Systems Auditor(CISA) certification from the Information Systems Audit and Controls Association (ISACA). Mr. Remis has previously served as President of the local Arizona chapter of ISACA and continues to serve as a member of its Board of Directors.

Pursuant to an employment offer letter, the Trust will pay Mr. Remis an annual salary of $139,000. In addition, Mr. Remis is entitled to a discretionary first fiscal year bonus of at least $5,000. The foregoing description is not intended to be complete and is qualified by reference to the full text of the employment offer letter.

In connection with his appointment, Mr. Remis entered into a standard indemnification agreement that all trustees and executive officers of the Trust have previously entered into. The agreement provides for indemnification against all liabilities and expenses reasonably incurred by an officer or trustee in connection with the defense or disposition of any suit or other proceeding, in which he or she may be involved or with which he or she may be threatened, while in office or thereafter, because of his or her position at the Trust. There is no indemnification for any matter as to which an officer or trustee is adjudicated to have acted in bad faith, or with willful misconduct or reckless disregard of his or her duties, or gross negligence, or not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Trust. The Trust may advance payments in connection with indemnification under the agreement. The level of indemnification is to the full extent of the net equity based on appraised and/or market value of the Trust. A form of the agreement has previously been filed with the Securities and Exchange Commission.

Mr. Remis was not selected as Chief Financial Officer of the Trust pursuant to any arrangement or understanding with any other person, and he has no reportable transactions under Item 404(a) of Regulation S-K.

Mr. Remis’ employment offer letter and a copy of the press release announcing Mr. Remis’ appointment are attached as Exhibit 10.1 and Exhibit 99.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Employment Offer Letter from InnSuites Hospitality Trust to Adam B. Remis.

99.1	Press Release of InnSuites Hospitality Trust, dated March 18, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InnSuites Hospitality Trust

By:	/s/ Pamela J. Barnhill
Pamela J. Barnhill
President and Chief Operating Officer

Date: March 18, 2013